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                                                                    EXHIBIT 23.4

[LETTERHEAD OF GORDON, THOMAS, HONEYWELL, MALANCA, PETERSON & DAHEIM, P.L.L.C.]

                               November 7, 1997

The Board of Directors
Heritage Savings Bank:

     We consent to the use of our tax opinion included herein and to the reference to our firm under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank - Tax Effects" and "Legal and Tax Opinions".

                                           GORDON, THOMAS, HONEYWELL,
                                           MALANCA, PETERSON & DAHEIM, PLLC

                                           By: J. James Gallagher

Tacoma, Washington
November 7, 1997